UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 21, 2005

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000 — 30733	41-1978822

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10700 Bren Road West
Minnetonka, Minnesota		55343

(Address of principal executive offices)		(Zip Code)

(952) 930-6000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.

     At our 2005 Annual Meeting of Stockholders, which is scheduled for May 5, 2005, our stockholders will be asked to approve our 2005 Stock Incentive Plan. In our proxy statement, dated April 7, 2005, relating to the 2005 Annual Meeting of Stockholders, we disclosed that shares subject to outstanding options under our 2000 Equity Incentive Plan as of the effective date of the 2005 Plan which are not thereafter issued or which have been issued but are subsequently forfeited and which would otherwise have been available for further issuance under the 2000 Equity Incentive Plan will become available for issuance under the 2005 Plan. We would like to clarify that if the 2005 Plan is approved by the stockholders, the 2000 Equity Incentive Plan will be terminated and we will not grant any new awards under the 2000 Equity Incentive Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Dated: April 21, 2005	By /s/ Carmen L. Diersen
Carmen L. Diersen
Executive Vice President and Chief Financial Officer

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